JIMMY C.H. CHEUNG & CO. Certified Public Accountants Members of Kreston International	Registered with the Public Company Accounting Oversight Board

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS
RINO INTERNATIONAL CORPORATION (PREVIOUSLY JADE MOUNTAIN CORPORATION)

We hereby consent to the use in this Registration Statement of Rino International Corporation on Amendment No. 4 to Form S-1 dated June 11, 2008 of our report dated January 23, 2008, except for Notes 4, 18 and 20, as to which the date is June 6, 2008 of Rino International Corporation for the fiscal years ended December 31, 2007, 2006 and 2005.

We also consent to the reference to our firm under the caption “Experts” included in this Registration Statement.

/s/ JIMMY C.H. CHEUNG & CO.

JIMMY C.H. CHEUNG & CO.
Certified Public Accountants

Hong Kong

June 11, 2008

1607 Dominion Centre, 43 Queen’s Road East, Wanchai, Hong Kong Telephone : (852) 25295500 Fax: (852) 28651067 Email : jimmycheung@jimmycheungco.com Website : http://www.jimmycheungco.com	Kreston International with offices in Europe America, The Middle East, The Far East and Australia